UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 25, 2026

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in its Charter)

New Jersey	001-4802	22-0760120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
3.519% Notes due February 8, 2031	BDX31	New York Stock Exchange
3.828% Notes due June 7, 2032	BDX32A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On February 25, 2026, Becton, Dickinson and Company (the “Company”) announced the early tender results for its previously announced tender offers (collectively, the “Tender Offers”) to purchase for cash, subject to prioritized acceptance levels, series-specific aggregate principal amount caps, if any (each, an “Offer SubCap”), and proration if applicable, up to $2,000,000,000 aggregate purchase price, excluding the applicable accrued interest (the “Aggregate Offer Cap”) of its (i) 6.700% Senior Notes due 2026 (the “6.700% Senior Notes”), (ii) 7.000% Senior Debentures due 2027 (the “7.000% Senior Debentures”), (iii) 6.700% Senior Debentures due 2028 (the “6.700% Senior Debentures”), (iv) 6.000% Senior Notes due 2039 (the “6.000% Senior Notes”), (v) 4.875% Senior Notes due 2044 (the “4.875% Senior Notes”), (vi) 4.669% Senior Notes due 2047 (the “4.669% Senior Notes”), (vii) 5.000% Senior Notes due 2040 (the “5.000% Senior Notes”), (viii) 4.685% Senior Notes due 2044 (the “4.685% Senior Notes”), (ix) 5.081% Senior Notes due 2029 (the “5.081% Senior Notes”), (x) 3.794% Senior Notes due 2050 (the “3.794% Senior Notes”), (xi) 4.874% Senior Notes due 2029 (the “4.874% Senior Notes”), (xii) 4.693% Senior Notes due 2028 (the “4.693% Senior Notes”), (xiii) 3.700% Senior Notes due 2027 (the “3.700% Senior Notes”), (xiv) 5.110% Senior Notes due 2034 (the “5.110% Senior Notes”), and (xv) 4.298% Senior Notes due 2032 (the “4.298% Senior Notes” and, together with the 6.700% Senior Notes, the 7.000% Senior Debentures, the 6.700% Senior Debentures, the 6.000% Senior Notes, the 4.875% Senior Notes, the 4.669% Senior Notes, the 5.000% Senior Notes, the 4.685% Senior Notes, the 5.081% Senior Notes, the 3.794% Senior Notes, the 4.874% Senior Notes, the 4.693% Senior Notes, the 3.700% Senior Notes and the 5.110% Senior Notes, the “Securities”), and the exercise of its previously disclosed right to amend the Tender Offers to increase the Offer SubCap with respect to the 4.685% Senior Notes and the Aggregate Offer Cap.

On February 25, 2026, the Company also announced the pricing for the Tender Offers. The Tender Offers are being made pursuant to the offer to purchase, dated February 10, 2026, as amended and supplemented by the Company’s press release on February 25, 2026 (as so amended, the “Offer to Purchase”) announcing the upsizing of the Offer SubCap with respect to the 4.685% Senior Notes and the Aggregate Offer Cap, which sets forth the terms and conditions of the Tender Offers.

In order to receive the Early Tender Payment (as defined in the Offer to Purchase) for tendering early, holders of Securities must have validly tendered and not validly withdrawn their Securities by 5:00 p.m., New York City time, on February 24, 2026 (the “Early Tender Date”). At the Early Tender Date, holders had tendered and not validly withdrawn $ 36,474,000 of the $137,032,000 aggregate principal amount of outstanding 6.700% Senior Notes, $32,822,000 of the $116,054,000 aggregate principal amount of outstanding 7.000% Senior Debentures, $ 27,313,000 of the $112,361,000 aggregate principal amount of outstanding 6.700% Senior Debentures, $ 61,942,000 of the $122,856,000 aggregate principal amount of outstanding 6.000% Senior Notes, $ 91,153,000 of the $224,877,000 aggregate principal amount of outstanding 4.875% Senior Notes, $ 656,047,000 of the $1,500,000,000 aggregate principal amount of outstanding 4.669% Senior Notes, $ 36,846,000 of the $90,878,000 aggregate principal amount of outstanding 5.000% Senior Notes, $ 472,349,000 of the $982,883,000 aggregate principal amount of outstanding 4.685% Senior Notes, $ 444,588,000 of the $600,000,000 aggregate principal amount of outstanding 5.081% Senior Notes, $ 344,737,000 of the $560,000,000 aggregate principal amount of outstanding 3.794% Senior Notes, $ 365,878,000 of the $625,000,000 aggregate principal amount of outstanding 4.874% Senior Notes, $ 424,319,000 of the $800,000,000 aggregate principal amount of outstanding 4.693% Senior Notes, $ 698,963,000 of the $1,725,018,000 aggregate principal amount of outstanding 3.700% Senior Notes, $ 304,074,000 of the $550,000,000 aggregate principal amount of outstanding 5.110% Senior Notes and $ 269,954,000 of the $500,000,000 aggregate principal amount of outstanding 4.298% Senior Notes. Because the aggregate purchase price, excluding the applicable accrued interest, of Securities validly tendered and not validly withdrawn prior to or at the Early Tender Date exceeds the Aggregate Offer Cap, the Company will accept for purchase the 3.794% Senior Notes on a prorated basis.

Furnished as Exhibits 99.1 and 99.2 and incorporated herein by reference are copies of the press releases announcing the early tender results and upsizing of the Offer SubCap with respect to the 4.685% Senior Notes and the Aggregate Offer Cap and the pricing of the Tender Offers, respectively.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 25, 2026, announcing the early tender results and upsizing of the offer subcap and the aggregate offer cap.

99.2	Press Release, dated February 25, 2026, announcing the pricing of the tender offers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY

Date: February 25, 2026	By:	/s/ Stephanie Kelly
Name:	Stephanie Kelly
Title:	Chief Securities and Governance Counsel and Corporate Secretary